Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement (File No. 333-********) on Form S-3 of Nakamoto Inc., of our report dated March 30, 2026, with respect to the consolidated financial statements of Nakamoto Inc. for the years ended December 31, 2025 and 2024, included in its Annual Report (Form 10-K) filed with the U.S. Securities and Exchange Commission.

We also consent to the reference to our firm under the caption “Experts” in the registration statement.

/s/ Sadler, Gibb and Associates, LLC

Draper, UT

April 9, 2026